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                                                                    EXHIBIT 23.1


                          SCHUMACHER & ASSOCIATES, INC.
                           2525 15th Street, Suite 3H
                             Denver, Colorado 80211


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the inclusion in this registration statement of Sardy House, LLC on Form S-11 of our reports dated April 24, 2003 on our audit of the financial statements of Sardy House, LLC (a development stage company) and the Sardy House Real Estate Statements of Operations (excluding items not comparable to proposed future operations) as set forth therein, and to all references to our firm included in this registration statement.



/s/ SCHUMACHER & ASSOCIATES, INC.
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Schumacher & Associates, Inc.
Denver, Colorado

May 22, 2003